EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
     We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 3 to Form S-3 on Form S-1 of our report dated February 28, 2008 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Leap Wireless International Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007. We also consent to the reference to us under the heading “Experts” in such Registration Statement.
/s/ PricewaterhouseCoopers LLP
San Diego, California
March 25, 2008